Exhibit 21.1

List of Subsidiaries

Subsidiaries	Jurisdiction or State of Incorporation	Names Under Which Subsidiary Does Business (1)

Pinnacle Bank (2)	Tennessee

PFP Title Company (3)	Tennessee

Pinnacle Community Development Corporation (3)	Tennessee

PNFP Statutory Trust I (4)	Connecticut

PNFP Statutory Trust II (4)	Delaware

PNFP Statutory Trust III (4)	Connecticut

PNFP Statutory Trust IV (4)	Delaware

PNFP Holdings, Inc. (5)	Nevada

PNFP Properties, Inc. (6)	Maryland

Pinnacle Advisory Services, Inc. (7)	Tennessee

Pinnacle Credit Enhancement Holdings, Inc. (7)	Tennessee

Pinnacle Rutherford Real Estate, Inc. (3)	Tennessee

Pinnacle Nashville Real Estate, Inc. (3)	Tennessee

Pinnacle Rutherford Towers, Inc. (3)	Tennessee

Pinnacle Service Company, Inc. (3)	Tennessee

PNFP Insurance, Inc. (7)	Nevada

Miller & Loughry, Inc. (3)	Tennessee	Miller Loughry Beach

PNB Holding Co. 1, Inc. (3)	Tennessee

PNB Holding Co. 2, Inc. (3)	Tennessee

PNFP Capital Markets, Inc. (8)	Tennessee

1. Unless otherwise noted, each Subsidiary only does business under its legal name as set forth under the heading “Subsidiaries.”

2. Pinnacle Bank is organized under the laws of the State of Tennessee.

3. PFP Title Company, Pinnacle Community Development Corporation, Pinnacle Rutherford Real Estate, Inc., Pinnacle Nashville Real Estate, Inc., Pinnacle Rutherford Towers, Inc., Pinnacle Service Company, Inc., Miller & Loughry, Inc., PNB Holding Co. 1, Inc. and PNB Holding Co. 2, Inc. are wholly-owned subsidiaries of Pinnacle Bank.

4. PNFP Statutory Trust I, PNFP Statutory Trust II, PNFP Statutory Trust III and Statutory Trust IV are statutory business trusts which were established to issue capital trust preferred securities.

5. PNFP Holdings, Inc. is a wholly-owned subsidiary of PFP Title Company.

6. PNFP Properties, Inc. is a wholly-owned subsidiary of PNFP Holdings, Inc.

7. Pinnacle Advisory Services, Inc., Pinnacle Credit Enhancement Holdings, Inc. and PNFP Insurance, Inc. are wholly owned subsidiaries of Pinnacle Financial Partners, Inc.

8. PNFP Capital Markets, Inc. is a wholly owned subsidiary of Pinnacle Bank.